Exhibit 21

Avnet, Inc.
Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
"Gleichmann & Co" Electronics GmbH	Germany
Abacus Group Limited	United Kingdom
Alpha 3 Manufacturing Ltd	United Kingdom
Ascendant Software Technology (India) Private Limited	India
Ascendant Technology d.o.o. Beograd	Serbia
Ascendant Technology Do Brasil Serviços Em Tecnologia Da Informação Ltda.	Brazil
Ascendant Technology Holdings UK Limited	United Kingdom
Ascendant Technology Limited	United Kingdom
Avnet (Asia Pacific Holdings) Limited	Hong Kong
Avnet (Australia) Pty. Ltd.	Australia
Avnet (Holdings) Ltd	United Kingdom
Avnet (NZ)	New Zealand
Avnet (Shanghai) Limited	China
Avnet (Tianjin) Logistics Ltd.	China
Avnet Abacus Limited	Hong Kong
Avnet AG	Switzerland
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet Australia No. 2 Pty Ltd	Australia
Avnet B.V.	Netherlands
Avnet Beteiligungs-Verwaltungs GmbH	Germany
Avnet Chile S.A.	Chile
Avnet Components Brasil Participações Ltda.	Brazil
Avnet Components Israel Limited	Israel
Avnet Computer Service (Hong Kong) Limited	Hong Kong
Avnet Computer Service (Macau) Limited	Macao
Avnet de Mexico, S.A. de C.V.	Mexico
Avnet de Puerto Rico, Inc.	Puerto Rico
Avnet Delaware Holdings, Inc.	Delaware
Avnet Delaware LLC	Delaware
Avnet do Brasil Ltda.	Brazil
Avnet Electronics Marketing (Australia) Pty Ltd	Australia
Avnet Electronics Technology (China) Limited	China
Avnet Electronics Turkey ithalat ihracat Sanayi ve Ticaret Limited Sirketi	Turkey
Avnet EM	Russian Federation
Avnet EM Holdings Japan Kabushiki Kaisha	Japan
Avnet EM Japan (Asia) Limited	Singapore
Avnet EM Sp. z.o.o.	Poland

Avnet Embedded Industria e Comercio Ltda	Brazil
Avnet EMG AG	Switzerland
Avnet EMG Elektronische Bauelemente GmbH	Austria
Avnet EMG France	France
Avnet EMG GmbH	Germany
Avnet EMG Italy S.r.l.	Italy
Avnet EMG Ltd	United Kingdom
Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany
Avnet Europe Comm. VA	Belgium
Avnet Finance B.V.	Netherlands
Avnet Financial Services Asia Limited	Hong Kong
Avnet France S.A.S.	France
Avnet Government Solutions, LLC	Indiana
Avnet Holding Anonim Sirketi	Turkey
Avnet Holding B.V.	Netherlands
Avnet Holding Europe BVBA	Belgium
Avnet Holding Germany GmbH	Germany
Avnet Holding South Africa (Pty) Limited	South Africa
Avnet Holdings (Australia) Pty. Limited	Australia
Avnet Holdings Europe Limited	United Kingdom
Avnet Holdings UK Limited	United Kingdom
Avnet Holdings, LLC	Delaware
Avnet Iberia S.A.	Spain
Avnet India Private Limited	India
Avnet InnovAsia Pte Ltd	Singapore
Avnet Integrated, Inc.	New York
Avnet International (Canada) Ltd.	Canada
Avnet International, LLC	Delaware
Avnet Internix Kabushiki Kaisha	Japan
Avnet Italy Srl	Italy
Avnet Kopp (Pty) Limited	South Africa
Avnet Korea, Inc.	Korea, Republic of
Avnet Limited	Ireland
Avnet Logistics (Shenzhen) Ltd.	China
Avnet Logistics B.V.B.A.	Belgium
Avnet Logistics do Brasil Ltda.	Brazil
Avnet Logistics GmbH	Germany
Avnet Logistics Limited	United Kingdom
Avnet Logistics PMC Stutensee GmbH	Germany
Avnet Logistics Pte. Ltd.	Singapore
Avnet Logistics Stutensee GmbH	Germany
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Nortec A/S	Denmark
Avnet Nortec AB	Sweden
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland

Avnet Pacific Pty Limited	Australia
Avnet Partner Solutions (Malaysia) Sdn. Bhd.	Malaysia
Avnet Partner Solutions, S. de R.L. de C.V.	Mexico
Avnet Philippines Pty Ltd., Inc.	Philippines
Avnet Receivables Corporation	Delaware
Avnet S.r.l.	Italy
Avnet s.r.o	Czech Republic
Avnet Solutions Pte. Ltd.	Singapore
Avnet Solutions Sdn. Bhd	Malaysia
Avnet Sp. z o.o.	Poland
Avnet Sunrise Limited	Hong Kong
Avnet Technology (Thailand) Ltd.	Thailand
Avnet Technology Electronics Marketing (Taiwan) Co., Ltd.	Taiwan
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions (ASEAN) Pte. Ltd.	Singapore
Avnet Technology Solutions (Australia) Limited	Australia
Avnet Technology Solutions (China) Ltd	China
Avnet Technology Solutions (India) Private Limited	India
Avnet Technology Solutions (Malaysia) Sdn. Bhd.	Malaysia
Avnet Technology Solutions (Singapore) Pte. Ltd.	Singapore
Avnet Technology Solutions (Thailand) Ltd.	Thailand
Avnet Technology Solutions (Tianjin) Ltd	China
Avnet Technology Solutions (Vietnam) Company Limited	Vietnam
Avnet Technology Solutions A/S	Denmark
Avnet Technology Solutions Argentina S.A.	Argentina
Avnet Technology Solutions B.V.	Netherlands
Avnet Technology Solutions Brasil S.A.	Brazil
Avnet Technology Solutions Chile, S.A.	Chile
Avnet Technology Solutions Colombia S.A.S.	Colombia
Avnet Technology Solutions Ecuador, S.A.	Ecuador
Avnet Technology Solutions GmbH	Germany
Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria
Avnet Technology Solutions Kft	Hungary
Avnet Technology Solutions Limited	United Kingdom
Avnet Technology Solutions S.R.L.	Romania
Avnet Technology Solutions s.r.o.	Slovakia
Avnet Technology Solutions Sanayi Ve Ticaret Anonim Sirketi	Turkey
Avnet Technology Solutions SAS	France
Avnet Technology Solutions Venezuela, C.A.	Venezuela, Bolivarian Republic of
Avnet Trader S.A.	Chile
Avnet TS Ireland Limited	Ireland
Avnet TS Italy S.r.l.	Italy
Avnet TS Services Limited	United Kingdom
Avnet TS Spain, S.L.	Spain
Avnet Unidux (HK) Limited	Hong Kong
Avnet Unidux (Malaysia) Sdn. Bhd.	Malaysia

Avnet Unidux (Singapore) Pte. Ltd.	Singapore
Avnet Unidux (Thailand) Company Limited	Thailand
Avnet Verwaltungs GmbH	Germany
Beijing Vanda Yunda IT Services Co., Ltd	China
Bell Microproducts Brazil Holdings, LLC	Minnesota
Bell Microproducts Mexico Shareholder, LLC	Florida
BFI-IBEXSA International LLC	Delaware
CAMP Marketing-Service GmbH	Germany
Canvas Systems B.V.	Netherlands
Canvas Systems UK Limited	United Kingdom
Client Solutions Limited	Ireland
CM Satellite Systems, Inc.	New York
DISPLAIGN Elektronik & Design GmbH	Germany
Dritte TENVA Property GmbH Nettetal	Germany
DSM Computer GmbH	Germany
DSP Solutions Limited	Hong Kong
Eastele Technology China Limited	Hong Kong
EBV Beteiligungs-Verwaltungs GmbH	Germany
EBV Elektronik ApS	Denmark
EBV Elektronik d.o.o.	Serbia
EBV Elektronik France SAS	France
EBV Elektronik GmbH & Co. KG	Germany
EBV Elektronik International GmbH	Germany
EBV Elektronik Kft	Hungary
EBV Elektronik Limited	Hong Kong
EBV Elektronik M	Russian Federation
EBV Elektronik OÜ	Estonia
EBV Elektronik S.r.l.	Italy
EBV Elektronik S.R.L.	Romania
EBV Elektronik s.r.o.	Slovakia
EBV Elektronik SAS	France
EBV Elektronik sp. z o.o.	Poland
EBV Elektronik Spain S.L.	Spain
EBV Elektronik spol. s r.o.	Czech Republic
EBV Elektronik Ticaret Limited Sirketi	Turkey
EBV Elektronik TOV	Ukraine
EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
EBV Elektronik, Unipessoal Lda,	Portugal
EBV Management GmbH	Germany
EBV-Elektronik GmbH	Austria
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	United Kingdom
Enlaces Computacionales, S. de R.L. de C.V.	Mexico
Erste TENVA Property GmbH Gruber Straße	Germany
Flint Distribution Limited	United Kingdom
Horizon Technology Group Limited	Ireland

Import Holdings LLC	California
Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico
Interactive Technology Limited	Virgin Islands, British
Internix Hong Kong Limited	Hong Kong
Kent One Corporation	Delaware
M S C - Vertriebs - SK s. r. o.	Slovakia
Magirus Aktiengesellschaft	Germany
Magirus France	France
Magirus Systems Integration	France
Magirus UK Ltd	United Kingdom
Memec (Asia Pacific) Limited	Hong Kong
Memec Group Holdings Limited	United Kingdom
Memec Group Limited	United Kingdom
Memec Holdings Limited	United Kingdom
Memec Pty Limited	Australia
Mexico Holdings LLC	California
Microcomputers Systems Components Nederland B.V.	Netherlands
MSC (Malta) Limited	Malta
MSC (Scotland) Limited	United Kingdom
MSC Budapest Kft	Hungary
MSC Embedded, Inc.	Delaware
MSC France	France
MSC Investoren GmbH	Germany
MSC Italia S.R.L.	Italy
MSC Microcomputers Systems Components Iberia, S.L.	Spain
MSC Microcomputers Systems Components Vertriebs GmbH	Germany
MSC Technologies Systems GmbH	Germany
MSC-Gleichmann Schweiz AG	Switzerland
MSC-Mibatron S.R.L.	Romania
PDSI B.V.	Netherlands
Pride Well Limited	Virgin Islands, British
Procurement Hub Pte Ltd	Singapore
PT Avnet Datamation Solutions	Indonesia
Rausch Netzwerktechnik GmbH	Germany
ROUND2 INC.	Delaware
Round2 Technologies, Incorporated	Texas
RTI Holdings Limited	Hong Kong
RTI Technology China Limited	Hong Kong
SEC International Holding Company, L.L.C.	New Hampshire
Shanghai FR International Trading Co., Ltd.	China
Société Civile Immobilière du 22 rue de Dames	France
Soluciones Mercantiles, S. de R.L. de C.V.	Mexico
Source Electronics (HK) Limited	Hong Kong
Source Electronics Asia Limited	Hong Kong
Tekdata Interconnections Limited	United Kingdom
Telmil Electronics, Inc.	Delaware

Tenva Belgium Comm. VA	Belgium
Tenva Financial Management B.V.B.A.	Belgium
Tenva Group Holdings Europe Limited	United Kingdom
Tenva Group Holdings Limited	United Kingdom
Tenva TS Holdings Limited	United Kingdom
Thomas Kaubisch GmbH	Germany
Unidux Inc.	Japan
Vanda Computer & Equipment Company Limited	Hong Kong
Vanda Computer System Integration (Shanghai) Company Limited	China
Vanda IT Solutions & Systems Management Limited	Virgin Islands, British
WBT Systems Limited	Ireland
WBT Systems, Inc.	Delaware
YEL Electronics (China) Limited	Hong Kong
YEL Electronics (Shanghai) Limited	China
YEL Electronics (Shenzhen) Ltd	China
YEL Electronics Hong Kong Limited	Hong Kong
YEL Electronics Pte Ltd	Singapore
YEL Electronics Sdn Bhd	Malaysia
ZWEITE TENVA Property GmbH Im Technologiepark	Germany